                                                                    EXHIBIT 10.1


                             AMENDED AND RESTATED

                           INVESTOR RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is made and entered into as of February 9, 1998 by and among COMPS Infosystems, Inc., a Delaware corporation (the "Company") and the undersigned holders of the Company's stock and Robert C. Beasley (together, the "Stockholders") and amends and restates in its entirety that certain Investor Rights Agreement dated as of October 14, 1994 (the "1994 Agreement") by and among the Company and the Stockholders.

                                   RECITALS:
                                   --------

     WHEREAS, as a condition to purchasing the Company's Series B Preferred Stock and Class B Common Stock Warrants, Summit Ventures III, L.P., Summit Investors II, L.P., Christopher A. Crane and Merrill Oster, (the "Purchasers") have requested that the Company extend to them registration rights, a right of first refusal, repurchase rights and certain other rights as set forth below.

     WHEREAS, certain of the Stockholders are holders of the Company's Series A Preferred Stock and possess registration rights, rights of first refusal repurchase rights and certain other rights pursuant to the 1994 Agreement.

     WHEREAS, Stockholders holding a sufficient number of Securities (as defined in the 1994 Agreement) desire to amend the 1994 Agreement, and the Company desires to amend and restate the 1994 Agreement as set forth below.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, (i) the Company and Stockholders hereby agree that the 1994 Agreement shall be superseded and deemed null and void and replaced in its entirety by this Agreement, (ii) the Stockholders hereby waive the provisions of Article III of the 1994 Agreement with respect to the issuance to the Purchasers of up to 637,790 shares of the Company's Series B Preferred Stock and Warrants to purchase up to 306,097 shares of the Company's Class B Common Stock and 37,329 shares of the Company's Class A Common Stock pursuant to that certain Stock and Warrant Purchase Agreement of even date herewith among the Company and the Purchasers, and the Company hereby consents to such waiver and (iii) the parties hereto further agree as follows:

I.   GENERAL

     A.  Definitions.  As used herein:
         -----------

         1. The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.
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         2.  For the purposes hereof, the term "Registrable Securities" means shares of (i) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series A Preferred Stock of the Company or Series B Preferred Stock of the Company and any and all Common Stock issued as of or upon the date hereof to the Purchasers; (ii) any and all Common Stock issued or issuable upon exercise of Class B Common Stock Warrants and Class A Common Stock Warrants issued to the Purchasers on or prior to the date hereof, (iii) any and all Common Stock issued or issuable upon exercise of the Director Options (as defined in subsection 6, below); (iv) stock issued with respect to or in any exchange for or in replacement of stock included in subparagraph (i), (ii), or
(iii) above; (iv) stock issued in respect of the stock referred to in (i), (ii),
(iii) and (iv) above as a result of a stock split, stock dividend, recapitalization or similar event or the like.

         3. The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities were originally issued and who execute this Agreement and qualifying transferees under Section II(J) hereof who hold Registrable Securities.

         4. The term "Initiating Holders" means any Holder or Holders of not less than 50% of the aggregate of Registrable Securities.

         5. The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         6. The term "Securities" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Class B Common Stock Warrants, Class A Common Stock Warrants, any options to purchase shares of the Company's equity securities issued to Gregory M. Avis (or his predecessor or successor as representative of the Purchasers) in his role as outside director ("Director Options"), and the Class A Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, the Class B Common Stock issuable upon exercise of the Class B Common Stock Warrants, the Class A Common Stock issuable upon exercise of the Class A Common Stock Warrants and upon conversion of the Class B Common Stock and any equity securities issuable upon exercise of the Director Options.

         7. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

         8. The term "SEC" or "Commission" means the Securities and Exchange Commission.

II.  REGISTRATION

     A.  Demand Registration.
         -------------------

         1.  Request for Registration.  In case the Company shall receive from
             ------------------------
the Initiating Holders a written request that the Company effect any registration with respect to all or part of the Registrable Securities, the Company will:

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             a.  within ten (10) days after its receipt thereof give written notice of the proposed registration to all other Holders; and

             b. as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to take any action to effect such registration pursuant to this Section II(A)(1):

                  (i) Prior to 180 days following the effective date of the Company's first registered offering to the general public of its securities for its own account; or

                  (ii) In any particular jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration; or

                  (iii) After the Company has effected two (2) such registrations pursuant to this Subsection II(A)(1) and such registrations have been declared or ordered effective; or

                  (iv) If the Company qualifies to register the Registrable Securities pursuant to Form S-3.

     Subject to the foregoing clauses (i) through (iv), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the reasonable judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement not more than once in any twelve month period for an additional period of up to sixty (60) days.

         2.  Underwriting.  If the Initiating Holders intend to distribute the
             ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section II(A)(1) and the Company shall include such information in the written notice referred to in Subsection II(A)(1)(a). The right of any Holder to registration pursuant to Section II(A)(1) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating

Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company, employees of the Company and other holders of the Company's Common Stock may include securities for its (or their) own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     B.  Company Registration.
         --------------------

         1.  Registration.  If at any time or from time to time, the Company
             ------------
shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2 or S-3 or SB-2, or their successor forms), or any successor to such form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

             a.   promptly give to each Holder written notice thereof, and

             b. include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders to be included in any such registration, except as set forth in Subsection II(B)(2) below.

         2.  Underwriting.  If the registration of which the Company gives
             ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection II(B)(1)(a). In such event the right of any Holder to registration pursuant to Section II(B) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section II(B), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of the securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholders' securities are included. In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     C.  Form S-3.  After the Company has qualified for the use of Form S-3, or
         --------
its successor form, Holders of at least ten percent (10%) of the outstanding Registrable Securities shall have the night to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:

         1. The Company shall not be required to effect a registration pursuant to this Section II(C) within 180 days of the effective date of any registration referred to in Sections II(A) or II(B) above.

         2. The Company shall not be required to effect more than one such registration in any consecutive 6-month period.

         3. The Company shall not be required to effect a registration unless the anticipated aggregate gross proceeds from the requested registration will equal or exceed one hundred thousand dollars ($100,000).

     The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section II(C) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Subsection II(A)(2) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement not more than once in any 12 month period for an additional period of up to sixty (60) days. Any registration pursuant to this
Section II(C) shall not be counted as a registration pursuant to Section II(A).

     D.  Expenses of Registration.  All expenses incurred in connection with any
         ------------------------
registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

         1. The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Sections II(A) or II(C), the request for which has been subsequently withdrawn by the Initiating Holders, in which case, such expenses shall be borne by the Holders requesting such withdrawal; provided, however, that in lieu of paying such expenses a majority in interest of the Initiating Holders may elect to forfeit the right of the holders of Registrable Securities to request one registration pursuant to Section II(A) or II(C). Notwithstanding the foregoing, if at the time of such withdrawal (i) the Holder has teamed of a material adverse change in the condition, business or prospects of the Company from that known to the Holder at the time of its request, and (ii) the Company knew or had reason to know of the likelihood of such material adverse change at the time of its request and did not inform the Holder thereof, then the Company shall be required to pay such expenses and the Holder shall retain its rights pursuant to Section II(A) or II(C).

         2. The Company shall not be required to pay reasonable fees of legal counsel of a Holder except for a single counsel acting on behalf of all selling Holders.

         3. The Company shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

     E.  Registration Procedures.  In the case of each registration,
         -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

         1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty 1 120) days.

         2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         3. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         4. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         5. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and use best efforts to perform its obligations under such an agreement.

         6. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         7. Furnish, at the request of any Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, if any, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting of Registrable Securities.

     F.  Indemnification.
         ---------------

         1. The Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, or any amendment or supplement thereto, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and will reimburse each such Holder within the meaning of Section 15 of the Securities Act, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses, as incurred, in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder or underwriter specifically for use therein, and provided further that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

         2. Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically for use therein, and provided further that the agreement of the holder to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). Notwithstanding the foregoing, in no event shall the indemnification provided by any Holder hereunder exceed the gross proceeds received by such Holder for the sale of such Holder's securities pursuant to such registration.

         3. Each party entitled to indemnification under this Section II(F) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnified Party she promptly permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld). The Indemnified Party may participate in such defense and hire counsel at such party's own expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

     G.  Lock-Up Provision.  Upon receipt of a written request by the Company or
         -----------------
by its underwriters, the Holders shall not sell, sell short, grant an option to buy, or otherwise dispose of shares of the Company's Common Stock or other securities (except for any such shares included in the registration) for a period of one hundred and eighty (180) days following the effective date of the initial registration of the Company's securities; provided, however, that such Holder shall have no obligation to enter into the agreement described in this
Section II(G) unless all executive officers, directors and holders of three percent (3%) or more of the outstanding voting securities of the Company and all other Holders and holders of other registration rights from the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 120-day period.

     H.  Information by Holder.  The Holder or Holders of Registrable Securities
         ---------------------
included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

     I.  Rule 144 Reporting.  With a view to making available to Holders of
         ------------------
Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public the Company agrees to:

         1. Make and keep public information available, as those terms are understood and defined in SEC Rule 144.

         2. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3. So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon such Holder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

     J.  Transfer of Registration Rights.  A Holder's rights under Sections
         -------------------------------
II(A), II(B), II(C) and II(I) may be assigned by any Holder to a transferee or assignee of at least 10% of a Holder's Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) not sold to the public or a transferee or assignee of any shares of its Registrable Securities not sold to the public that is a partner or affiliate of such Holder, provided, that the Company is given written notice by the Holder at the time of or within thirty (30) days after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. No such transfer or assignment shall be effective until such transferee or assignee agrees in writing to become subject to the obligations of the transferring Holder hereunder.

     K.  Limitations on Subsequent Registration Rights.  From and after the date
         ---------------------------------------------
of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section II(A), II(B) or II(C) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the number of amount of the Registrable Securities of the Holders which are included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Subsection II(A)(1)(b)(i).

     L.  Termination.  The rights of all Holders under this Agreement shall
         -----------
terminate on the fifth anniversary of the closing of the Company's first registered public offering of its securities; provided however, that the
                                              --------
Company's reporting obligations under SEC Rule 144 as set forth in Section 10 above, shall survive the termination of this Agreement.

III. RIGHT OF FIRST REFUSAL

     If, at any time prior to the expiration of the period set forth in Section IV(B) below, the Company should desire to issue in any transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as defined in Subsection

(E) below), it shall give each Stockholder a first right of refusal to purchase such Stockholder's pro rata share (or any part thereof) of all of such privately offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. The Stockholder's pro rata share of the Equity Securities shall be equal to the percentage that the Equity Securities of the Company held by the Stockholder on an as-converted basis on the date of the Company's written notification referred to in subparagraph (A) below, bears to all outstanding Equity Securities of the Company on the date of such written notification.

     A.  Notices.  Prior to any sale or issuance by the Company of any Equity
         -------
Securities, the Company shall notify each Stockholder, in writing, of its bona fide intention to sell and issue such Equity Securities, setting forth any material terms under which it proposes to make such sale. Within fifteen (15) days after receipt of such notice, each Stockholder shall notify the Company whether the Stockholder exercises its option and elects to purchase the Stockholder's pro rata share (or any part hereof) of the Equity Securities so offered.

     B.  Procedure.  If any Stockholder has failed to exercise its option to
         ---------
purchase all of its pro rata portion of the Equity Securities upon the terms and conditions set forth in the Subsection (A) notice, the Company may, during the period of ninety (90) days following the expiration of such option period, sell and issue such securities as to which such Stockholder has not exercised its option to any other person upon the same terms and conditions as those set forth in the notice to the Stockholders. In the event the Company has not sold the Equity Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Stockholders in the manner provided above.

     C.  Closing.  If a Stockholder gives the Company notice that it desires to
         -------
purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities to third parties. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by the Stockholder of the right to purchase Equity Securities as set forth in this Section III.

     D.  Exceptions.  The right of first refusal contained in this Section III
         ----------
shall not apply to (i) the issuance by the Company of Equity Securities exclusively to employees or directors of, or consultants to the Company pursuant to the approval of the Board of Directors, (ii) the issuance of Common Stock of the Company upon conversion of Preferred Stock, (iii) the issuance of Class A Common Stock upon conversion of Class B Common Stock, or (iv) any Equity Securities issued in connection with an acquisition or SEC Rule 145 transaction.

     E.  "Equity Securities".  The term "Equity Securities" shall mean (i)
         -------------------
Common Stock, rights, options or warrants to purchase Common Stock; (ii) any other instrument convertible into Common Stock; (iii) any security convertible into or exchangeable for any of the foregoing.

     F.  Assignment.  A Purchaser's right to purchase any Equity Securities
         ----------
pursuant to this Section III may be assigned by the Purchaser to an affiliate of the Purchaser. For the purposes of this subparagraph (F), an "affiliate" shall mean any partner or shareholder of the

Purchaser, any person or entity that director or indirectly through one or more intermediaries controls or is controlled by or is under common control with a Purchaser. A right to purchase any Equity Securities pursuant to this Section III shall not be assignable.

IV.  REPURCHASE

     A.  Put Option.
         ----------

         1.  Exercise of Option.  In the event that upon the earlier to occur
             ------------------
of (i) October 14, 2001, (ii) a liquidation, dissolution, winding-up or (iii) the closing of an acquisition, merger, exchange of securities, sale of all or substantially all of the assets of Company, reorganization in which the Company is not the surviving entity or a stock issuance or "reverse merger" in which the Company is the surviving entity but under which the holders of the Company's securities prior to such stock issuance or reverse merger do not hold more than fifty percent (50%) of the voting securities of the Company following such stock issuance or reverse merger, the Purchasers continue to hold any Securities, any Purchaser may notify the Company that it intends to offer to the Company any or all of the Securities then held by it for purchase by the Company, and the Company shall be required to repurchase the Securities so offered under this Agreement as provided below.

         2.  Price.  The price to be paid by the Company for the Securities to
             -----
be sold hereunder shall be the greater of (i) the Purchaser's original purchase price of such Securities (as set forth in the Purchase Agreement) plus all accrued and unpaid dividends through the date of the repurchase, and (ii) the fair market value of the Securities as of the date of such proposed repurchase as agreed upon by the Company and the Purchaser. If the Common Stock is publicly traded, fair market value, with respect to the Common Stock, shall mean the average over the preceding twenty (20) trading days of the mean of the closing bid and asked prices on the over-the-counter market as reported by Nasdaq, or if then traded on a national securities exchange or the Nasdaq National Market, the average over the preceding twenty (20) trading days of the mean of the high and low prices on the principal national securities exchange or the Nasdaq National Market on which it is so traded (or, in either event, such fewer number of days as such Common Stock has been so traded). If no such agreement is reached within thirty (30) days, the fair market value shall be determined by appraisal as set forth below.

     All appraisals shall be undertaken by two appraisers, one selected by the Company and one selected by the Purchasers of a majority of the Securities. The fair market value shall be the fair market value arrived at by those appraisers within sixty (60) days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (i) if the appraisers' valuations are within 10% of each other the fair market value shall be the mean of the two valuations and (ii) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the Securities shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, the mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within thirty (30) days following the end of the sixty (60) day period referred to above, then the third appraiser shall be appointed by the

American Arbitration Association upon the request of either party. If, following the conclusion of any appraisal referred to above, a Purchaser shall choose not to sell any or all of its Securities, then it shall so notify the Company, within twenty (20) days following receipt of the appraisal. If the Purchaser chooses not to sell any or all of its Securities and after the initiation of the procedures outlined in Section IV(A), then its rights hereunder shall terminate with respect to all such securities not offered to the Company. The expenses of the appraiser chosen by the Company will be borne by it, the expenses of the appraiser chosen by the Purchasers will be borne by the Purchasers and the expenses of the third appraiser will be borne 50% by the Company and 50% by the Purchasers.

         3.  Payment.  The Company shall, within sixty (60) days following
             -------
either the agreement, as provided above, with the Purchasers concerning the fair market value of the Securities or the receipt of the results of the appraisal referred to above, to the extent permitted by applicable law (the "Repurchase Date"), purchase the Securities tendered to it at the price established by the agreement or the appraisal and the Purchasers shall deliver to the Company, upon receipt of payment therefor, the certificates for the Securities duly endorsed by them. Payment shall be made by certified check or wire transfer of funds to such bank account or accounts as the Purchaser shall direct.

     B.  Termination of Option.  The obligation of the Company to purchase the
         ---------------------
Purchased Common Stock as provided in this Agreement shall terminate upon (i) the closing of a Qualified Public Offering (as defined below); (ii) the closing of an acquisition, merger, exchange of securities, sale of all or substantially all of the assets of Company, reorganization in which the Company is not the surviving entity or a stock issuance or "reverse merger" in which the Company is the surviving entity but under which the holders of the Company's securities prior to such stock issuance or reverse merger do not hold more than fifty percent (50%) of the voting securities of the Company following such stock issuance or reverse merger; provided, however, that the Purchaser shall have the right to exercise the option granted pursuant to Section IV(A) hereof concurrently with such closing by delivering written notice of their intention to so exercise at least ten (10) days prior to the date of closing, and, provided further, that the Company shall provide the Holders not less than 30 days written notice of the closing of a transaction contemplated by this Section IV(B), or (iii) the liquidation of the Company. For purposes of this Agreement, a "Qualified Public Offering" shall mean an underwritten public offering in which the Company receives gross proceeds of not less than $10 million at a purchase price per share of not less than $3.73 (as adjusted for stock splits, dividends, recapitalization and the like).

V.  MISCELLANEOUS

     A.  Notices.  All notices or other communications required or permitted to
         -------
be delivered hereunder shall be in writing signed by the party giving the notice to the Company at 9888 Carroll Centre Road, Suite 100, San Diego, CA 92126-4581,
Attn: President, and to the Purchasers at the addresses listed opposite their names in Schedule A attached hereto. Any Purchaser may at any time change the
         ----------
address to which notice shall be mailed by giving notice of such change to the Company and to the other parties and such notice shall be deemed given when received by the other party hereto.

     B.  Amendment.  This Agreement may be amended with the written consent of
         ---------
the Company and the written consent of the holders of a majority of the Securities held by the Purchasers.

     C.  Entire Agreement.  This Agreement constitutes the entire agreement of
         ----------------
the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement.

     D.  Binding Effect; Assignment.  This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the successors and assigns of the respective parties hereto, except that the Company shall not have the right to assign its rights hereunder or any interest herein, and the rights and interests of the Purchasers shall be assignable, without the consent of the Company, to any assignee.

     E.  General.  The headings contained in this Agreement are for reference
         -------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the State of California.

     F.  Severability.  If any provision of this Agreement shall be found by any
         ------------
court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

     G.  Counterparts.  This Agreement may be executed in counterparts, all of
         ------------
which together shall constitute one and the same instrument.

     H.  Dispute Resolution.  The parties acknowledge and agree that time is of
         ------------------
the essence in resolving any dispute that may arise in connection with this Agreement. Except as provided herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, that cannot be resolved between the parties in a timely manner shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The expenses of the arbitration, including the arbitrator's fees, expert witness fees, and attorneys' fees, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, the Company shall pay all reasonable expenses, including legal and accounting fees and costs arising in connection with enforcement of this Agreement or the Collateral Agreements. The parties shall keep confidential the decision of the arbitrator. Notwithstanding the foregoing, the parties may disclose information about such decision to persons who have a need to know, such as limited partners, directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be affected. Once the arbitration award has become final if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable. Notwithstanding the foregoing, the parties will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security). The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPS INFOSYSTEMS, INC.                THE PURCHASERS
                                       SUMMIT VENTURES III, L.P.
                                       By:  Summit Partners III, L.P.
By: /s/ CHRISTOPHER A. CRANE                its General Partner
   -------------------------------     By:  Stamps, Woodsum & Co. III,
   Christopher A. Crane, President          its General Partner



                                       By:  /s/ GREGORY M. AVIS
                                          -------------------------------
                                            Gregory M. Avis, General Partner

    /s/ ROBERT C. BEASLEY              SUMMIT VENTURES II, L.P.
   -------------------------------
        Robert C. Beasley
        in his individual capacity     By:  /s/ GREGORY M. AVIS
                                          -------------------------------
                                            Gregory M. Avis, General Partner


                                           /s/ CHRISTOPHER A. CRANE
                                          -------------------------------
                                               Christopher A. Crane
                                               in his individual capacity


                                           /s/ MERRILL OSTER
                                          -------------------------------
                                              Merrill Oster
                                              in his individual capacity

                                   Schedule A
                                   ----------

Purchasers                                Address
----------                                -------

Christopher A. Crane                   c/o COMPS InfoSystems, Inc.
                                       9888 Carroll Centre Road, Suite 100
                                       San Diego, CA 92126-4581
                                       (619) 578-3000

Summit Ventures III, L.P.              499 Hamilton Avenue, Suite 200
                                       Palo Alto, CA 94301
                                       (650) 321-1166

Summit Investors II, L.P.              499 Hamilton Avenue, Suite 200
                                       Palo Alto, CA 94301
                                       (650) 321-1166

Merrill Oster                          c/o COMPS InfoSystems, Inc.
                                       9888 Carroll Centre Road, Suite 100
                                       San Diego, CA 92126-4581
                                       (619) 578-3000